                           OFFER TO PURCHASE FOR CASH
                 ANY AND ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF

                 CHILDREN'S DISCOVERY CENTERS OF AMERICA, INC.
                                       AT

                              $12.25 NET PER SHARE

                                       BY

                             KBI ACQUISITION CORP.

                          A WHOLLY OWNED SUBSIDIARY OF

                           KNOWLEDGE BEGINNINGS, INC.
--------------------------------------------------------------------------------

  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
          TIME, ON FRIDAY, MAY 1, 1998, UNLESS THE OFFER IS EXTENDED.
--------------------------------------------------------------------------------

                                                                   April 3, 1998

To Brokers, Dealers, Commercial Banks,
  Trust Companies and Other Nominees:

    Donaldson, Lufkin & Jenrette Securities Corporation is acting as Dealer Manager to KBI Acquisition Corp., a Delaware corporation ("Purchaser") and a wholly owned subsidiary of Knowledge Beginnings, Inc., a Delaware corporation ("Parent"), in connection with Purchaser's offer to purchase any and all outstanding shares of common stock, par value $.01 per share (the "Shares"), of Children's Discovery Centers of America, Inc., a Delaware corporation (the "Company"), at a purchase price of $12.25 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase dated April 3, 1998 (the "Offer to Purchase") and in the related Letter of Transmittal (which, as amended and supplemented from time to time, together constitute the "Offer") enclosed herewith. The Offer is being made pursuant to an Agreement and Plan of Merger, dated as of March 27, 1998, by and among Parent, Purchaser and the Company. All capitalized terms used but not defined herein shall have the meaning ascribed to them in the Offer to Purchase.

    Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold Shares in your name or in the name of your nominee.

    Enclosed herewith for your information and forwarding to your clients are copies of the following documents:

        1.  The Offer to Purchase dated April 3, 1998.

        2. The Letter of Transmittal to tender Shares for your use and for the information of your clients. Facsimile copies of the Letter of Transmittal (with manual signatures) may be used to tender Shares.

        3. A letter to the stockholders of the Company from Mr. Richard A. Niglio, Chairman and Chief Executive Officer of the Company, together with a Solicitation/Recommendation Statement on Schedule 14D-9 filed with the Securities and Exchange Commission by the Company and mailed to the stockholders of the Company, each recommending that the Company's stockholders accept the Offer and tender their Shares.

        4. The Notice of Guaranteed Delivery to be used to tender Shares pursuant to the Offer if none of the procedures for tendering Shares set forth in the Offer to Purchase can be completed on a timely basis.

        5. A printed form of letter which may be sent to your clients for whose accounts you hold Shares registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer.

        6. Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9.

        7. A return envelope addressed to IBJ Schroder Bank & Trust Company, as Depositary (the "Depositary").

    YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, MAY 1, 1998, UNLESS THE OFFER IS EXTENDED.

    Please note the following:

        1. The tender price is $12.25 per Share, net to the seller in cash, without interest thereon.

        2.  The Offer is being made for any and all outstanding Shares.

        3. The Offer is conditioned upon, among other things, (i) there having been validly tendered pursuant to the Offer, and not validly withdrawn, a minimum of a majority of the Shares (determined on a fully diluted basis),
    (ii) the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the passage of certain statutory waiting periods relating to the Company's operating licenses, (iii) certain ancillary agreements and instruments having been obtained by the Company, and (iv) the satisfaction of certain other terms and conditions set forth in the Offer to Purchase.

        4. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as set forth in the Letter of Transmittal, stock transfer taxes on the transfer of Shares pursuant to the Offer.

    Upon the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), Purchaser will accept for payment and pay for all Shares which are validly tendered and not validly withdrawn on or prior to the Expiration Date. In order to take advantage of the Offer, (i) a duly executed and properly completed Letter of Transmittal (or a manually signed facsimile thereof) and any required signature guarantees or, in the case of a book-entry transfer, an Agent's Message, and any other required documents should be sent to the Depositary and (ii) certificates representing tendered Shares ("Share Certificates") or a timely Book-Entry Confirmation should be delivered to the Depositary in accordance with the instructions set forth in the Offer to Purchase and the Letter of Transmittal.

    Holders of Shares whose Share Certificates are not immediately available or who cannot deliver their Share Certificates and all other required documents to the Depositary or complete the procedures for book-entry transfer prior to the Expiration Date must tender their Shares according to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

    None of Purchaser, Parent nor any officer, director, stockholder, agent or other representative of Purchaser will pay any fees or commissions to any broker, dealer or other person (other than the Dealer Manager and the Information Agent as described in the Offer to Purchase) for soliciting tenders of Shares pursuant to the Offer. Purchaser will, however, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients. Purchaser will pay or cause to be paid any stock transfer taxes payable on the transfer of Shares to it, except as otherwise provided in Instruction 6 to the Letter of Transmittal.

    Any inquiries you may have with respect to the Offer should be addressed to Donaldson, Lufkin & Jenrette Securities Corporation, as Dealer Manager, 2121 Avenue of the Stars, Suite 3200, Los Angeles, California 90067, (310) 282-7449, or to MacKenzie Partners, Inc., as Information Agent, 156 Fifth Avenue, New York, New York 10010, (212) 929-5500 or (800) 322-2885.

    Requests for copies of the enclosed materials may be directed to the Dealer Manager or the Information Agent at the above address and telephone number.

                                          Very truly yours,

                                          DONALDSON, LUFKIN & JENRETTE
                                          SECURITIES
                                          CORPORATION

    NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS THE AGENT OF PARENT, PURCHASER, THE DEALER MANAGER, THE DEPOSITARY, THE INFORMATION AGENT OR ANY AFFILIATE OF ANY OF THE FOREGOING, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENT OR USE ANY DOCUMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.